Exhibit 10.4

ADDENDUM TO THE EMPLOYMENT AGREEMENT

THIS ADDENDUM TO THE EMPLOYMENT AGREEMENT (the “Addendum”) is entered into this 31st day of December, 2025 (the “Effective Date”), by and among Janak M. Amin (the “Executive”), Wayne Bank (the “Bank”), and Norwood Financial Corp (the “Company”) (collectively, the “Parties”). The Addendum shall amend the EMPLOYMENT AGREEMENT (the “Agreement”) by and among the Executive, the Bank and the Company dated July 7, 2025 (the “Agreement”).

WHEREAS, the Company, the Bank, PB Bankshares, Inc. and Presence Bank have previously entered into an Agreement and Plan of Merger, dated July 7, 2025 (the “Merger Agreement”), pursuant to which PB Bankshares, Inc. will merge with and into the Company, and Presence Bank will thereafter merge with and into Bank; and

WHEREAS, the Bank and the Company have previously entered into the Agreement detailing the terms and conditions of employment of the Executive with the Bank and the Company commencing at the Effective Time of the Merger, as defined in the Merger Agreement; and

WHEREAS, the Parties have determined to make certain amendments to such Agreement; and

WHEREAS, the Parties desire by this writing to set forth such additional terms and conditions related to the employment relationship of the Executive with the Bank and the Company.

NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree to and approve this Addendum, as follows:

A.	Section 4(ii) of the Agreement be revised in its entirety to read as follows (with revisions noted in BOLD):

(ii)

Stay Bonus. Executive will receive a stay bonus payable on the six-month anniversary date of the Effective Time of the Merger equal to $250,000 (the “Initial Stay Bonus”), a stay bonus of $175,000 payable on the first anniversary date of the Initial Stay Bonus payment and a stay bonus of $115,000 payable on the second anniversary date of the Initial Stay Bonus Payment. The Executive will receive an additional stay bonus payment of $26,000 payable on December 1, 2027.

B.	All other terms and provisions of the Agreement shall remain in full force and effect as previously written.

IN WITNESS WHEREOF, the parties have executed this Addendum on the date first hereinabove written.

ATTEST:	WAYNE BANK

	By:	/s/ James O. Donnelly
Secretary		James O. Donnelly
	Its:	President and Chief Executive Officer

NORWOOD FINANCIAL CORP

	By:	/s/ James O. Donnelly
Secretary		James O. Donnelly
	Its:	President and Chief Executive Officer

WITNESS:	EXECUTIVE

/s/ Janak M. Amin
Janak M. Amin